As filed with the Securities and Exchange Commission on February 25, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Allakos Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-4798831
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

975 Island Drive, Suite 201

Redwood City, California 94065

(Address of principal executive offices)

2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full title of the plan)

Robert Alexander, Ph.D.

Chief Executive Officer

Allakos Inc.

975 Island Drive, Suite 201

Redwood City, California 94065

(Name and address of agent for service)

(650) 597-5002

(Telephone number, including area code, of agent for service)

Copies to:

Kevin Kennedy Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 (650) 251-5000	Mark Asbury Chief Legal Officer and General Counsel Allakos Inc. 975 Island Drive, Suite 201 Redwood City, California 94065 (650) 597-5002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2018 Equity Incentive Plan	2,433,390 (2)	$62.91	$153,084,564.90	$19,870.38
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2018 Employee Stock Purchase Plan	486,678 (4)	$62.91	$30,616,912.98	$3,974.08
Total			$183,701,477.88	$23,844.46

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”) of Allakos Inc. (the “Registrant”) that become issuable under the 2018 Equity Incentive Plan (the “2018 Plan”) or the 2018 Employee Stock Purchase Plan (the “2018 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Represents additional shares of the Registrant’s Common Stock automatically reserved and available for issuance under the 2018 Plan resulting from the annual increase in the number of shares reserved and available for issuance under the 2018 Plan on the first day of each fiscal year. The annual increase is the least of (i) 5,000,000 shares of Common Stock, (ii) 5% of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year or (iii) such number of shares of Common Stock determined by the Registrant’s board of directors.

(3)

Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based on a price of $62.91 per share of Common Stock, which is the average of the high and low prices per share of Common Stock reported on The Nasdaq Global Select Market on February 20, 2020.

(4)

Represents additional shares of the Registrant’s Common Stock automatically reserved and available for issuance under the 2018 ESPP resulting from the annual increase in the number of shares reserved and available for issuance under the 2018 ESPP on the first day of each fiscal year. The annual increase is the least of (i) 1,000,000 shares of Common Stock, (ii) 1% of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the Administrator (as defined in the 2018 ESPP).

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,433,390 shares of Common Stock issuable under the 2018 Plan and 486,678 shares of Common Stock issuable under the 2018 ESPP pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. In accordance with Section E of the General Instructions to Form S-8, the contents of the registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the 2018 Plan and 2018 ESPP on July 19, 2018 (File No. 333-226247) and May 8, 2019 (File No. 333-231276) are incorporated by reference herein. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Registrant are incorporated in this Registration Statement by reference:

(1)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 25, 2020;
(2)	The Registrant’s proxy statement on Schedule 14A filed on April 30, 2019;
(3)	The description of the Registrant’s Common Stock contained in its registration statement on Form 8-A, filed on July 11, 2018, including any amendments or supplements thereto.

All reports and other documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules) shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-38582	3.1	7/24/18

3.2	Amended and Restated Bylaws of the Registrant	8-K	001-38582	3.2	7/24/18

4.1	Specimen common stock certificate of the Registrant	S-1/A	333-225836	4.2	7/9/18

5.1	Opinion of Simpson Thacher & Bartlett LLP*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Simpson Thacher & Bartlett LLP (contained in Exhibit 5.1 hereto)*

24.1	Power of Attorney (contained on signature page hereto)*
99.1	2018 Equity Incentive Plan	S-1/A	333-225836	10.3	7/9/18

99.2	2018 Employee Stock Purchase Plan	S-1/A	333-225836	10.4	7/9/18

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 25th day of February 2020.

ALLAKOS INC.

By:	/s/ Robert Alexander
Robert Alexander, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Alexander, Ph.D. and Leo Redmond, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Alexander Robert Alexander, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	2/25/2020

/s/ Leo Redmond Leo Redmond	Chief Financial Officer (Principal Financial and Accounting Officer)	2/25/2020

/s/ Daniel Janney Daniel Janney	Chair of our Board of Directors	2/25/2020

/s/ Robert Andreatta Robert Andreatta	Director	2/25/2020

/s/ Steven James Steven James	Director	2/25/2020

/s/ John McKearn John McKearn, Ph.D.	Director	2/25/2020

/s/ Paul Walker Paul Walker	Director	2/25/2020